We consent to the inclusion in the registration statement (Form S-1) of Sterling Consolidated Corp. of our report dated June 21, 2013, with respect to the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for the years then ended to be included in this registration statement (Form S-1). We also consent to the reference to our firm under the caption “Experts” in this Form S-1.

/s/ Sam Kan & Company
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
June 21, 2013 ___________________________________
Date